UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2014

Signal Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Signal Genetics, Inc. 667 Madison Avenue, 14th Floor New York, New York 10065		10065
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 486-0040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Financial Officer.

On July 21, 2014, Robert Johnson submitted his resignation, effective August 4, 2014, as Chief Financial Officer of Signal Genetics, Inc. (the “Company”).

(c) Appointment of Chief Financial Officer.

On July 21, 2014, the Company's Board of Directors (the “Board”) appointed Tamara A. Seymour as the Company's new Chief Financial Officer, effective August 4, 2014. Prior to joining the Company, Ms. Seymour, age 55, served as chief financial officer of HemaQuest Pharmaceuticals, Inc., beginning in November 2010.  From July 2009 through October 2010, Ms. Seymour served as a financial consultant for various life sciences companies, and from 2001 to 2009, she served as chief financial officer of Favrille, Inc. (now MMRGlobal, Inc.).  Ms. Seymour is a certified public accountant.

In connection with Ms. Seymour’s appointment, the Company and Ms. Seymour will enter into an indemnity agreement, which is in substantially the form of the Indemnity Agreement for the Company's directors and executive officers that was filed as Exhibit 10.14 to the Company's Registration Statement on Form S-1 (Reg. No. 333-194668), as filed with the Securities and Exchange Commission on March 19, 2014.

On July 21, 2014, the Company entered into an employment agreement (the “Agreement”) with Ms. Seymour, effective August 4, 2014. The Agreement has an initial term through August 4, 2015 and automatically renews thereafter for additional one-year terms, unless otherwise terminated by the parties.  The Agreement provides for, among other things: (i) an annual base salary equal to $350,000; (ii) eligibility to receive, at the end of each fiscal year, an annual cash bonus of up to 30% of her then base salary; (iii) 92,000 shares of common stock subject to an equity-based incentive award; (iv) four weeks paid vacation time; and (v) eligibility to participate in the same group benefit plans and programs that are provided by the Company to other senior executives.

The description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

(e)  Amendment to Chief Executive Officer’s Employment Agreement

On July 23, 2014, the Company and the Chief Executive Officer entered into an amendment (the “Amendment”) to the Chief Executive Officer’s employment agreement to bring the agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and interpretive guidance issued thereunder.

The description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 22, 2014, the Company issued a press release in which the Company announced Mr. Johnson’s resignation as Chief Financial Officer and Ms. Seymour’s appointment as Chief Financial Officer, as described in Item 5.02 of this Current Report on Form 8-K.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and in Exhibit 99.1 furnished herewith shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

10.1	Employment Agreement between Signal Genetics, Inc. and Tamara A. Seymour, dated July 21, 2014 (effective as of August 4, 2014).

10.2	Amendment to Amended and Restated Employment Agreement between Signal Genetics, Inc. and Samuel D. Riccitelli, dated July 23, 2014.

99.1	Press Release dated July 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SIGNAL GENETICS, INC.

By:	/s/ Samuel D. Riccitelli
Samuel D. Riccitelli Chief Executive Officer

Date: July 23, 2014